UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

PULTE HOMES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, William J. Pulte resigned as an employee and director of the Company, effective March 31, 2010, and the Company and Mr. Pulte entered into a consulting agreement pursuant to which Mr. Pulte will provide consulting services to the Company for a period of two years, commencing April 1, 2010. Pursuant to the consulting agreement, Mr. Pulte will be paid $3,265,000 in connection with his termination of employment, will be compensated at the rate of $1,500,000 per year for his consulting services and will be provided with an office and administrative assistance during the consulting period. In addition, pursuant to the consulting agreement, Mr. Pulte has agreed not to compete with the Company or to solicit its employees or otherwise interfere with the Company’s business relationships during the consulting period.

A copy of the consulting agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the material terms of the consulting agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Agreement dated as of February 11, 2010.

99.1	Press Release dated February 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date: February 16, 2010	By:	/s/ Steven M. Cook
Steven M. Cook Senior Vice President, General Counsel and Secretary

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